                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               YES CLOTHING CO.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

YES CLOTHING CO.

                                                              August [__], 1995



Dear Shareholder:

     You are cordially invited to attend the annual meeting of holders of Common Stock of YES Clothing Co. to be held at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California 90210, on September 20, 1995, at
10:00 a.m.

     At this meeting, Shareholders are being asked to elect five directors to the Company's Board of Directors, to ratify management's appointment of independent auditors for 1996 and to approve the grant of a Warrant and Executive Stock Option to Georges Marciano. Please give your attention to the Proxy Statement appearing on the following pages, which describes these matters in detail.

     It is important that your shares be represented at the annual meeting whether or not you are personally able to attend. YOU ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

     Thank you for your cooperation.

                                          Sincerely,



                                          Georges Marciano
                                          Chairman and Chief Executive Officer

                                YES CLOTHING CO.
                         1380 WEST WASHINGTON BOULEVARD
                         LOS ANGELES, CALIFORNIA  90007

              NOTICE OF ANNUAL MEETING OF HOLDERS OF COMMON STOCK
                         TO BE HELD SEPTEMBER 20, 1995

     Notice is hereby given that the annual meeting of holders of Common Stock of YES Clothing Co. (the "Company") will be held at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California 90210, on September 20, 1995, at 10:00 a.m., for the following purposes:

     (1)  Election of Directors by Shareholders.

     (2) Ratification of the selection of Moss - Adams as independent auditors of the Company for the fiscal year ending March 31, 1996.

     (3) Approval of the grant of a Warrant and an Executive Stock Option to Georges Marciano.

     (4) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed August 15, 1995 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, you are urged to promptly complete, date and sign the enclosed proxy and mail it to the Company in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                         By Order of the Board of Directors,



                                         Jeffrey Busse
                                         Secretary

August [__], 1995
Los Angeles, California

                                YES CLOTHING CO.
                         1380 WEST WASHINGTON BOULEVARD
                         LOS ANGELES, CALIFORNIA  90007

                                PROXY STATEMENT

                                  SOLICITATION

     This Proxy Statement is furnished to shareholders of YES Clothing Co. (the "Company" or "YES") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at the annual meeting of holders of Common Stock scheduled to be held at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California 90210, on September 20, 1995, at 10:00 a.m., and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being mailed to shareholders is August [__], 1995. The Company's principal executive offices are located at 1380 West Washington Boulevard, Los Angeles, California 90007.

     Proxies, in the form enclosed, are being solicited by the Board for use at the annual meeting. The persons named as proxies were selected by the Board and are officers of the Company or its affiliates. Proxies may be revoked by a shareholder by written notice (including a properly executed and later dated proxy) to the Secretary of the Company at any time prior to the voting. In addition, a shareholder who attends the annual meeting may vote his shares personally and revoke his proxy at that time. All shares represented by valid proxies received pursuant to this solicitation, and not subsequently revoked, will be voted as provided on the proxy.

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, Directors and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their reasonable out-of-pocket expenses.

     The Board has fixed the close of business on August 15, 1995 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the annual meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the annual meeting. At the close of business on the Record Date, the Company had outstanding 7,036,492 shares of Common Stock. The Common Stock is being asked to vote on the election of five members of the Board, approval of the grant of a Warrant and Executive Stock Option to Georges Marciano, ratification of the appointment of independent auditors and other business as may properly come before the meeting or any adjournment thereof. The holders of a majority of the Common Stock constitute a quorum for those portions of the meeting where action is required of holders of Common Stock.

                       VOTE REQUIRED AND VOTING PROCEDURE

     Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date for the meeting on each of the matters duly presented for vote at the meeting.

     In connection with the solicitation by the Board of proxies for use at the meeting, the Board has designated [Irving B. Kroll and Jeffrey Busse] as proxies. Shares represented by all properly executed proxies will be voted at the meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under "Election of Directors," FOR ratification of the selection of Moss - Adams as independent auditors of the Company for the fiscal year ending March 31, 1996 and FOR the approval of the grant of the Warrant and an Executive Stock Option to Mr. Marciano.

     The Board is not aware of any matters that will come before the meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the meeting.

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the meeting in person or by proxy and entitled to vote thereat is required for the election of directors and for ratification of the Company's independent auditors.

     A proxy submitted by a shareholder may indicate that all or a portion of the shares of Common Stock represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are present but are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

     In the election of directors, the nominees receiving the highest number of votes of shares represented in person or by proxy at the meeting and entitled to vote on such matter will be elected directors of the Company. Accordingly, non-voted shares with respect to the election of directors will not affect the outcome thereof. The appointment of Moss - Adams as the Company's auditors for the fiscal year ending March 31, 1996 and for the grant of the Executive Stock Option and Warrant to Mr. Marciano will be approved only if a majority of the shares represented in person or by proxy at the meeting and entitled to vote thereon casts affirmative votes with respect to such matters. Thus, with respect to such matters, non-voted shares will have the effect of a negative vote.

     The Board has appointed Chemical Mellon Shareholder Services as the Inspector of Elections for the meeting. The Inspector of Elections will determine the number of shares of Common Stock represented, in person or by proxy, at the meeting, whether a quorum exists, the authenticity, validity and effect of proxies and will receive and count the votes. None of the matters to be voted on at the meeting will be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

                         ACTION TO BE TAKEN UNDER PROXY

     All proxies for Shareholders in the accompanying form that are properly executed and returned will be voted at the meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for the election of the five nominees described herein, approval of the grant of a Warrant and Executive Stock Option to Georges Marciano and for the ratification of the appointment of independent auditors.

     The Board knows of no matters, other than those stated above, to be presented and considered at the meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the meeting from time to time.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

          It is intended that the persons named in the proxy for the Shareholders will, unless otherwise instructed, vote for the election of the five nominees listed below to serve as Directors until the next annual meeting of Shareholders following their election and until their respective successors are elected and have qualified. If any nominee, for any reason presently unknown, cannot be a candidate for election, the shares represented by valid proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board. Each of the nominees listed below has expressed his intention to serve the entire term for which election is sought.

       NOMINEES FOR ELECTION BY SHAREHOLDERS                 TERMS
       -------------------------------------                 -----

       Georges Marciano                              Until 1996 Annual Meeting
       Guy Anthome                                   Until 1996 Annual Meeting
       Jeffrey Busse                                 Until 1996 Annual Meeting
       Irving B. Kroll                               Until 1996 Annual Meeting
       Maurice Schoenholz                            Until 1996 Annual Meeting

          The following information with respect to the principal occupation or employment of each nominee and incumbent Director, the name and principal business of the corporation or other organization in which such occupation or employment is carried on, and other affiliations and business experience during the past five years, has been furnished to the Company by the respective nominees and incumbent Directors. This information includes a description of each person's service, if any, with the Company.

INFORMATION CONCERNING CURRENT DIRECTORS AND NOMINEES FOR DIRECTORS

          Mr. Marciano, age 48, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since June 1995. In addition, he is and has been the president and director of GO USA Streetwear, Inc. and Marble Sportswear, Inc., privately held apparel and licensing companies, since 1994. From 1982 through 1993, Mr. Marciano was Chairman, Chief Executive Officer and director of Guess?, Inc.

          Mr. Anthome, age 57, has been the President of the Company since June, 1995 and a Director since May 1995. In addition, from 1990 through the present date, Mr. Anthome has been the President and director of Gantom, Inc., a privately held apparel company.

          Mr. Busse, age 42, has been the Chief Financial Officer and a Director of the Company since May 1995 and Secretary since June 1995. From May 1991 through May 1995, Mr. Busse was Controller of the Company. From April 1988 through May 1991, was the Controller for California Apparel Corporation.

          Mr. Kroll, age 65, has been a Director of the Company since March 1995. From 1961 through 1992, Mr. Kroll was a partner of Kenneth Leventhal & Company, a national accounting firm. From 1992 through the present, Mr. Kroll has been engaged in consulting and charitable activities.

          Maurice Schoenholz, age 72, was elected a Director of the Company in October 1989. Mr. Schoenholz was employed in a variety of management capacities by United Factors and its successor, Crocker United Factors, from 1940 to 1978. Mr. Schoenholz served as Chairman of the Board of Republic Factors Corp. from 1978 until his retirement in 1982 and is currently a consultant to that company. Mr. Schoenholz is also President of Maurice Schoenholz, Inc. The Company sells substantially all of its accounts receivable to Republic Factors Corp.

BOARD MEETINGS

          During the fiscal year ending March 31, 1995, the Board met six times. Messrs. Marciano, Anthome and Busse were not Directors during that time period; Mr. Kroll attended two meetings; and Mr. Schoenholz attended six meetings.

STOCK OPTION AND COMPENSATION COMMITTEE

          The Stock Option and Compensation Committee of the Board consists of Messrs. Marciano, Schoenholz and Kroll, although Mr. Marciano may not participate in any Committee discussion pertaining to his compensation or options. The Stock Option and Compensation Committee, which determines executive remuneration, met five times in the fiscal year ending March 31, 1995. The report of the Stock Option and Compensation Committee begins on page [___].

AUDIT COMMITTEE

          The Audit Committee of the Board consists of Messrs. Kroll and Schoenholz. The Committee met three times in the fiscal year ending March 31, 1995. The Audit Committee selects the firm of independent public accountants that audits the financial statements of the Company, discusses the scope and results of the audit with the accountants and discusses the Company's financial accounting and reporting principles and the adequacy of the Company's financial controls with the accountants and with management.

          The Company does not have a standing Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          As noted above, the current members of the Compensation Committee are Messrs Marciano, Kroll and Schoenholz. None of the members of the Compensation Committee served as a member of the Compensation Committee or other board committee performing similar functions of any other entity in 1995.

          For many years, the Company has factored its accounts receivable through Republic Factors for which Mr. Schoenholz served as Chairman of the Board and is now a consultant.

BOARD FEES

          Directors who are not employees of the Company currently receive as compensation for serving on the Board $5,000 annually plus $500 per meeting attended. Directors who are neither employees of the Company nor employees of affiliates received 5,000 stock options on February 16, 1995, which were replaced with 5,000 new options on July 12, 1995, the day Mr. Marciano contributed capital to the Company.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS, DIRECTORS AND MANAGEMENT

          The following table sets forth, as of July [28], 1995, certain information regarding the beneficial ownership of the Company's Common Stock by:
(i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's Directors, (iii) each of the executive officers of the Company who own shares of the Company's Common Stock, and (iv) all of the Company's executive officers and Directors as a group. The following table includes shares beneficially owned by each named person as well as shares which each such person has the right to acquire within 60 days of [July 28, 1995].

                                                     Percent of
                                     Common Stock   Common Stock
Beneficial Owner                        Owned           Owned
- ----------------                     ------------   -------------
     Georges Marciano (1)               8,339,694          91.01%
     Guy Anthome (2)                       50,000            .71%
     Jeffrey Busse (3)                     10,000            .14%
     Irving B. Kroll (4)                    6,000            .09%
     Maurice Schoenholz (5)                 6,000            .09%
     All Officers and Directors
      as a group (5 persons)            8,411,694          91.10%

(1) The address of Mr. Marciano is 1380 West Washington Boulevard, Los Angeles, California 90007. The number of shares listed above is inclusive of 3,030,000 shares held by the following trusts: The Georges Marciano Trust, dated February 20, 1986, as amended, a revocable "living" trust created under the laws of the State of California; The Georges Marciano Gift Trust II F/B/O Matthew David Marciano, dated December 31, 1991, an irrevocable trust created under the laws of the State of California for the benefit of Mr. Marciano's son, Matthew David Marciano; The Georges Marciano Gift Trust II F/B/O Scott Marciano, dated December 31, 1991, an irrevocable trust created under the laws of the State of California for the benefit of Mr. Marciano's son, Scott Marciano; The Georges Marciano Gift Trust II F/B/O Kevin Marciano, dated December 31, 1991, an irrevocable trust created under the laws of the State of California for the benefit of Mr. Marciano's son Kevin Marciano; The Georges Marciano Gift Trust II F/B/O Chloe Marciano, dated December 31, 1991, an irrevocable trust created under the laws of the State of California for the benefit of Mr. Marciano's daughter, Chloe Marciano. In addition, Mr. Marciano holds a warrant to purchase an additional 2,000,000 shares of Common Stock and vested options to acquire 125,001 shares out of a 2,000,000 share Executive Stock Option which vests monthly over 48 months commencing July 1, 1995. The Warrant and Executive Stock Option are both subject to Shareholder approval being sought hereunder.

(2) The address of Mr. Anthome is 1380 West Washington Boulevard, Los Angeles, California 90007. Includes a stock option to purchase 50,000 shares which vested on June 15, 1995.

(3) The address of Mr. Busse is 1380 West Washington Boulevard, Los Angeles, California 90007. Includes a stock option to purchase 10,000 shares which vested on June 15, 1995.

(4) The address of Mr. Kroll is 1380 West Washington Boulevard, Los Angeles, California 90007. Includes a stock option to purchase 5,000 shares which vested on July 12, 1995.

(5) The address of Mr. Schoenholz is c/o Republic Factors, 1000 Wilshire Boulevard, Suite 400, Los Angeles, California 90017. Includes a stock option to purchase 5,000 shares which vested on July 12, 1995.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into certain relationships and transactions with related parties. Such relationships and transactions include, without limitation, the following:

RELATIONSHIP WITH GEORGES MARCIANO AND AFFILIATES.

     Background. Georges Marciano and his affiliates acquired control of the Company by their purchase of approximately 80% of the Company's outstanding Common Stock on January 31, 1995. Under prior management, the Company had incurred substantial losses in its fiscal years ending March 31, 1994 and March 31, 1995. The Company's auditors, Moss - Adams, informed the Company that as a result of the losses incurred through March 31, 1995, their opinion on the Company's financial statements would include a "going concern" qualification. In addition, the Company received a notice of delisting from the NASD in June due to the decline in its tangible net worth and the Company's auditors potential qualified opinion.

     In response to the deteriorating financial condition of the Company, on June 13 Mr. Marciano suggested to the Company that he would be prepared to contribute capital to the Company, cancel loans he had previously made to the Company and become the Company's Chairman and Chief Executive Officer in exchange for a package of stock, a Warrant and an Executive Stock Option. In addition, Mr. Marciano suggested that the previously discussed license agreement for use of the trademarks GM Surf(TM) and Misfits(R) would be implemented but would not require the payment or accrual of royalties until January 31, 1996, essentially allowing the Company a year's use of the trademarks without payment.

     Mr. Marciano's proposals were discussed at a Company board meeting held on Saturday, June 17, 1995. At that meeting the Company's Board, then consisting of Messrs. Kroll, Anthome, Schoenholz and Busse, appointed Georges Marciano to the Board. In addition, Mr. Marciano was appointed Chairman of the Board and Chief Executive Officer of the Company. Prior to Mr. Marciano's joining the Board, the Board (and the Compensation Committee which then consisted of only Messrs. Kroll and Schoenholz, as to the Executive Stock Option) approved (subject to the receipt of an independent valuation and fairness opinion) the sale of 3,184,693 shares of Company Common Stock for a capital contribution of $3,300,000 and the cancellation of indebtedness and advances of $680,866, and the entry by the Company and Mr. Marciano into an employment agreement, Executive Stock Option, Warrant Agreement and trademark license. These are described below.

     EMPLOYMENT AGREEMENT-

     The Company and Mr. Marciano entered into an employment agreement for a one year term from June 17, 1995 through June 16, 1996 for Mr. Marciano to serve, on a nonexclusive basis, as the Company's Chairman of the Board and Chief Executive Officer. Mr. Marciano will receive a salary of $1 per year plus the Executive Stock Option described below. In addition to his base salary of $1 per year, Mr. Marciano is entitled to the full benefit of the Company's indemnification agreements, reimbursement of his normal and customary business expenses, and participation in all of the Company's health and life insurance and other benefits made available to the Company's senior executives. The agreement may be terminated by Mr. Marciano or the Company at any time.

     EXECUTIVE STOCK OPTION AGREEMENT-

     In connection with execution of the Employment Agreement, the Company and Mr. Marciano entered into an Executive Stock Option Agreement providing for the grant of options to acquire up to 2,000,000 shares of the Company's common stock at $1.25 per share, vesting monthly beginning on July 17, 1995 over the following four years with each monthly vesting during the first forty-seven months at 41,667 shares and the last 41,651 shares vesting on June 1, 1999. Unvested options terminate in the event that Mr. Marciano is neither an employee nor a member of the Board of the Company. In the event of termination of employment, options previously vested may be exercised for ninety days thereafter. Vested options, to the extent not previously terminated, must be exercised on or before June 16, 2005. The grant of the Executive Stock Option will only be effective after approval by the Company's shareholders, which approval is being sought pursuant to this Proxy Statement (see Proposal No. 3). Mr. Marciano has agreed that determinations concerning his Executive Stock Option will be made by a special committee of outside directors.

     WARRANT AGREEMENT-

     In connection with Mr. Marciano's capital contribution described above, the Company granted a Warrant to purchase 2,000,000 shares of Common Stock at a purchase price of $1.25 per share exercisable at any time up to and through June 16, 1997. The Warrant, which is transferable subject to securities law restrictions, provides for customary anti-dilution protection in the event that stock is issued at below market value prices. The Warrant will only become effective after approval by the Company's shareholders, which approval is being sought pursuant to this Proxy Statement (see Proposal No. 3).

     LICENSE AGREEMENT-

     The Company entered into a license agreement with Marble Sportswear, Inc., a corporation controlled by Mr. Marciano, effective as of April 1, 1995, for the license for a period of five years through March 31, 2000 of the trade names GM Surf(TM) and Misfits(R) for the production of men's and women's sportswear, casual blouses, casual dresses, casual jackets, jeans, overalls, casual shirts, shortalls, shorts, casual skirts, sweaters, sweatpants, sweatshirts, t-shirts, tank tops, casual trousers and casual vests. The territory licensed is the United States of America and Puerto Rico.

     The license agreement calls for royalty payments of 7% of the "Net Sales" of all of the Company's goods bearing the licensed trademarks commencing with sales of the trademarked goods on or after January 31, 1996. In addition, the Company is obligated to pay to licensor 2% of the Company's Net Sales commencing January 31, 1996 as reimbursement for licensor's advertising expenses.

     Trademark and advertising royalties are payable quarterly, in arrears, based upon the Company's sales in the prior quarter.

     The licensor is granted certain rights to approve the design and manufacture of the licensed goods and the license agreement will terminate for nonpayment, in the event of a 50% or more change of control of the Company, and upon termination events typical to such license agreements.

     INDEMNIFICATION AGREEMENT-

     In addition, in connection with Mr. Marciano's appointment to the Board and as the Company's Chief Executive Officer, the Company entered into an indemnification agreement with Mr. Marciano identical to the indemnification agreements provided to the other Directors.

     Copies of all of the foregoing agreements are attached as Exhibits to the Company's annual report on Form 10-K for the fiscal year ended March 31, 1995 filed with the Securities And Exchange Commission on July 14, 1995.

     LETTERS OF CREDIT-

     Mr. Marciano and his affiliates have provided, from time to time, letters of credit to the Company's factor, Republic Factors Corp., to support overdrafts in the Company's favor. As of July 28, 1995, Mr. Marciano had provided a $1,000,000 letter of credit, expiring January 31, 1996, in favor of Republic Factors Corp. (Mr. Marciano had previously provided another $1,000,000 letter of credit, subsequently cancelled.) Should the Company default on its obligations with Republic Factors Corp. and Republic Factors Corp. be forced to draw upon the letter of credit, Mr. Marciano will succeed to all of the rights and security interests against the Company currently in favor of Republic Factors. The Company has reimbursed Mr. Marciano for the costs he incurred in providing these letters of credit to the Company, totalling approximately $20,400 through July 28, 1995, but has not separately compensated Mr. Marciano for the letters of credit.

     BEVERLY HILLS STORE-

     Mr. Marciano currently operates a retail store in Beverly Hills under the name "Georges Marciano Boutique". Mr. Marciano sells at his Beverly Hills store, among other items, goods produced by the Company. Those goods are provided to Mr. Marciano's store at the same price and terms as the Company sells goods to other retailers.

     PARK CITY OUTLET-

     Prior to acquiring control of the Company in January, 1995, Mr. Marciano operated an outlet store in Park City, Utah. As of April 1, 1995, Mr. Marciano assigned to the Company the lease for the Park City outlet store (at no profit to Mr. Marciano). The Company reimbursed Mr. Marciano for the cost of tenant improvements and inventory in that store by means of a promissory note. This note was subsequently converted to Common Stock and the Company has assumed the operation of the outlet store under the name "YES Outlet."

     CAPITAL CONTRIBUTION AND CANCELLATION OF INDEBTEDNESS-

     The capital contributions and cancellation of indebtedness was completed on July 12, 1995 after receipt of a formal valuation and fairness opinion from Houlihan Lokey Howard & Zukin (See Proposal No. 3). Set forth below is a proforma balance sheet reflecting the Company's financial condition as of March 31, 1995, as if the Marciano capital contribution and cancellation of indebtedness had been made on that date.

                                YES CLOTHING CO.
                             PROFORMA BALANCE SHEET
                                 MARCH 31, 1995

                                     ASSETS

                                                 Historical        Proforma         Proforma
                                                   Basis         Adjustments        Balances
                                                ------------   --------------     -----------
CURRENT ASSETS

 Cash                                           $   232,000     3,300,000/(a)/    $ 3,532,000
 Due from factor                                    678,000             -             678,000
 Accounts Receivable                                209,000             -             209,000
 Other Receivables                                  152,000             -             152,000
 Inventories                                      2,158,000             -           2,158,000
 Prepaid Expenses                                    83,000             -              83,000
                                                -----------    ----------         -----------
    Total current assets                          3,512,000     3,300,000           6,812,000

PROPERTY AND EQUIPMENT, at cost, net of
 accumulated depreciation and amortization        1,034,000             -           1,034,000

OTHER ASSETS                                         84,000             -              84,000
                                                -----------    ----------         -----------
TOTAL ASSETS                                    $ 4,630,000    $3,300,000         $ 7,930,000
                                                ===========    ==========         ===========

                     LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable                               $ 2,145,000       $        -      $ 2,145,000
 Accrued expenses                                   243,000                -          243,000
 Contracts payable                                   50,000                -           50,000
                                                -----------       ----------      -----------
  Total current liabilities                       2,438,000                -        2,438,000

CONTRACTS PAYABLE, net of current portion           119,000                -          119,000

DUE TO RELATED PARTY                                538,000         (538,000)/(b)/          -

SHAREHOLDERS' EQUITY
 Common Stock                                     4,513,000        3,838,000        8,351,000
 Accumulated deficit                             (2,978,000)               -       (2,978,000)
                                                -----------       ----------      -----------
TOTAL SHAREHOLDERS' EQUITY                        1,535,000        3,838,000        5,373,000
                                                -----------       ----------      -----------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                           $ 4,630,000       $3,300,000      $ 7,930,000
                                                ===========       ==========      ===========

/(a)/ Contributions of $3,300,000 cash in exchange for common stock at $1.25 per share.

/(b)/ Conversion of amounts owed to the principal shareholder and his affiliate into shares of common stock at $1.25 per share. Additional amounts of related party debt were recorded subsequent to March 31, 1995 and were converted to equity on July 12, 1995.

OTHER EMPLOYMENT AGREEMENTS-

     The Company has also entered into oral employment agreements with Messrs. Anthome and Busse. See "Executive Compensation."

OTHER AGREEMENTS-

     Jeffrey H. Kapor, a Director of the Company until May 16, 1995, is a partner in the law firm of Katz, Hoyt, Siegel & Kapor, which has rendered legal services to the Company since its inception. The Company paid such law firm approximately $93,000 for legal services during fiscal 1995.

     Maurice Schoenholz, a Director of the Company, is currently a consultant to Republic Factors Corp., the Company's sole factor.

     On January 31, 1995, pursuant to an agreement previously entered into between the Company and each of the Company's then outside directors prior to the date Mr. Marciano acquired control of the Company, each outside director agreed to cancel all of their stock options in consideration of certain payments made to them by the Company. Funds to provide for the cancellation payments were loaned to the Company by Mr. Marciano and on July 12, 1995 were converted to additional shares of Common Stock. Director Alexander Menke cancelled options to acquire 55,165 shares of Common Stock at prices ranging from $2 per share to $5 per share and received a payment of $75,165 from the Company. Director Jeffrey Kapor cancelled options to acquire 50,082 shares of Common Stock at prices ranging from $2 per share to $3 per share and received a payment of $75,092 from the Company. Director Maurice Schoenholz cancelled options to acquire 45,000 shares of Common Stock at prices ranging from $2 per share to $5 per share and received a payment of $65,000 from the Company. Director Leslie Bell cancelled options to acquire 45,000 shares of Common Stock at prices ranging from $2 per share to $8.75 per share and received a payment of $65,000 from the Company.

Former Director Bruce Emmeluth cancelled options to acquire 25,000 shares of Common Stock at prices of $2 per share and received a payment of $50,000 from the Company.

     In addition, current Directors Maurice Schoenholz and Irving B. Kroll received options to purchase 5,000 shares of Common Stock each at $6 per share on February 14, 1995. These options were subsequently cancelled and replaced by options to purchase 5,000 shares each at a price of $3.375, the closing price of the Company's Common Stock on July 12, 1995, the day Mr. Marciano made his capital contribution to the Company.

     The Company has entered into indemnification agreements with each of its Directors and officers pursuant to which the Company has agreed to indemnify such individuals to the fullest extent permitted by California law.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended March 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                   MANAGEMENT

     The following table sets forth certain information with respect to the Directors and executive officers of the Company:

        NAME            AGE                           POSITION
        ----            ---                           --------
Georges Marciano         48   Chairman, CEO and Director
Guy Anthome              57   President and Director
Jeffrey Busse            42   Corporate Secretary, Chief Financial Officer and Director
Irving B.Kroll           65   Director
Maurice Schoenholz       72   Director

     Directors are currently elected for terms of one year each.

     The Company's Bylaws allow the Board to fix the number of Board members between five and ten Directors. The number has been fixed, at present, at six, but the Board can increase the number to ten at any time without shareholder consent.

     Georges Marciano. See "Information Concerning Current Directors and Nominees for Directors."

     Guy Anthome. See "Information Concerning Current Directors and Nominees for Directors."

     Irving B. Kroll. See "Information Concerning Current Directors and Nominees for Directors."

     Maurice Schoenholz. See "Information Concerning Current Directors and Nominees for Directors."

          Jeffrey Busse. See "Information Concerning Current Directors and Nominees for Directors."

          The Company maintains a Stock Option and Compensation Committee comprised of Messrs. Marciano, Kroll and Schoenholz (although Mr. Marciano may not participate in any committee discussion pertaining to his compensation or options) and an Audit Committee comprised of Messrs. Kroll and Schoenholz.

          Directors who are not employees of the Company currently receive as compensation for serving on the Board $5,000 annually plus $500 per meeting attended. In addition, they may receive a grant of options per year as determined at the discretion of the Board.

          The Company has entered into oral employment agreements with Messrs. Anthome and Busse. See "Executive Compensation."

                 EXECUTIVE COMPENSATION AND OTHER REMUNERATION

          The following table sets forth all cash and non-cash compensation paid to each of the named executive officers with respect to services rendered during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation      Long Term Compensation
                                             --------------------------------------------------
                                      FYE                          Common Stock    All Other
                                     March                          Underlying    Compensation
Name and Principal Position           31,       Salary     Bonus      Options          (2)
- -----------------------------------------------------------------------------------------------
George W. Randall (1)                 1995     $215,000     $-0-        $   -0-        $   -0-
 Chairman of the Board and            1994      351,000      -0-            -0-            -0-
 Director                             1993      351,000      -0-            -0-         26,744
- -----------------------------------------------------------------------------------------------
Moshe Tsabag (1)                      1995      232,000      -0-            -0-            -0-
 President, Assistant Secretary       1994      351,000      -0-            -0-            -0-
 and Director                         1993      351,000      -0-            -0-         26,744
- -----------------------------------------------------------------------------------------------
Daniel V. Goodstein (1)               1995      178,000      -0-            -0-            -0-
 Executive Vice President,            1994      176,000      -0-            -0-            -0-
 Chief Financial Officer,             1993      172,000      -0-         50,000         19,626
 Secretary and Director
- -----------------------------------------------------------------------------------------------
Benjamin Brown, Sr. (1)               1995      116,000      -0-            -0-            -0-
 Vice President - Operations          1994      109,000      -0-            -0-            -0-
                                      1993       96,000      -0-            -0-          9,643
==============================================================================================

(1)  No longer with the Company
(2) These amounts represent the Company's contributions to the Company's Pension Plan.

STOCK OPTIONS

     In September 1989, the Board adopted, and the Company's shareholders approved, the YES Clothing Co. 1989 Stock Option Plan (the "Plan"). The shareholders approved an amendment to the Plan in 1991 increasing the maximum number of shares of Common Stock available for issuance under the Plan to 400,000. The Plan provides for the grant of both incentive and nonqualified stock options to the Company's Directors, officers, employees and consultants.

     The Plan is administered by a committee of three members of the Board (the "Option Committee"). The Option Committee determines, subject to the limitations of the Plan and applicable law, the option recipients, the number of shares subject to options, the options exercise price and other option terms, including vesting schedules. Options may be granted under the Plan for terms of up to ten years and one week. The exercise price for incentive stock options must not be less than the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash or in such other lawful consideration as the Option Committee may determine. No option may be granted under the Plan after September 11, 1999. Fifteen thousand options were granted under the Plan in fiscal 1995.

     No options were granted to or exercised by the named executives in fiscal 1995. However, Mr. Brown exercised 20,329 options subsequent to March 31, 1995.

EMPLOYMENT AND CONSULTING AGREEMENTS

     Messrs. Anthome and Busse are employed by the Company on an at will basis. Mr. Anthome receives $150,000 per year plus reimbursement of his business expenses. Mr. Busse receives $75,000 per year plus reimbursement of his business expenses. In addition, Mr. Marciano is party to a one-year employment agreement described in "Certain Relationships and Related Transactions." Mr. Anthome and Mr. Busse received options to acquire 50,000 shares and 10,000 shares of Company Common Stock on June 15, 1995.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following report of the Compensation Committee and the performance graphs in the next section shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the SEC or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

INTRODUCTION

     The Company's Compensation Committee was established in 1990 and is now composed of Messrs Marciano, Kroll and Schoenholz (although Mr. Marciano may not participate in any committee discussion pertaining to his compensation or options). The Committee reviews the compensation of each member of senior management and assesses the effectiveness of the Company's compensation policies. The Committee also reviews with the full Board all aspects of compensation of the Company's executives.

     The Compensation Committee is responsible for administering total compensation programs which are designed to enable the Company to:

     .  Hire, reward, motivate and retain the highest quality managers possible;

     . Match the Company's compensation plans to its business strategies, as well as the external business environment;

     . Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and objectives;

     . Maximize profitability through growth and efficiency, balancing appropriately the short-term and long-term goals of the Company; and

     . Align the interests of managers with those of stockholders through the use of equity-based incentive awards to link a significant portion of compensation to stockholder value.

     Because the Company has undergone substantial management changes and is still in transition, the Company has not entered into any long term compensation arrangements with its employees. It has, however, granted to Messrs Anthome and Busse options to acquire 50,000 and 10,000 shares of Company Common Stock, respectively, to align their interests and incentives with the interests of the Company's shareholders.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the tax deductible compensation paid to the Chief Executive Officer and the four highest-paid executive officers who are employed as executive officers on the last day of the year. However, the limitation does not apply to performance-based compensation provided certain conditions are satisfied.

     The Company's policy is generally to preserve the Federal income tax deductibility of compensation paid to the extent feasible. Notwithstanding the Company's general policy to preserve the Federal income tax deductibility of compensation payments, under certain circumstances, elements of annual compensation, such as the value of stock options, may cause an executive officer's income to exceed deductible limits. In addition, the Committee retains the authority to authorize other payments, including salary and bonuses, that may not be deductible, if that is in the best interests of the Company and its stockholders.

PERFORMANCE GRAPHS

     Set forth at the [top of the next page] is a graph comparing the yearly percentage change in the cumulative total return of the Common Stock with the cumulative total return of the NASDAQ Composite Stock Index and with that of a peer group over the five-year period ending March 31, 1995. It is assumed in the graphs that $100 was invested in the Common Stock, in the stock of the companies in the NASDAQ Composite Stock Index, and in the stocks of the peer group companies just prior to the commencement of the period (March 1990 through March 1995, in the graph) and that all dividends received within a quarter were reinvested in that quarter. The peer group companies include more than 40 publicly traded apparel companies.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG NASDAQ COMPOSITE, YES CLOTHING CO. AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           NASDAQ         YES
(Fiscal Year Covered)        COMPOSITE**    CLOTHING CO.   PEER GROUP
- -------------------          -----------    ------------   ----------
Measurement Pt-  MAR 90      $100           $100             $100
FYE   MAR 91                 $114.21        $ 53.13          $125.03
FYE   MAR 92                 $145.58        $ 46.88          $161.47
FYE   MAR 93                 $167.28        $ 28.13          $158.65
FYE   MAR 94                 $180.59        $ 16.80          $171.29
FYE   MAR 95                 $201.30        $106.25          $145.07

** The return numbers for the NASDAQ were provided by the registrant company


     THE BOARD RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR THIS PROPOSAL.

                                 PROPOSAL NO. 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board recommends that Shareholders vote for the approval of the appointment of (Moss - Adams) as the Company's independent auditors for the current fiscal year. Moss - Adams served as the Company's independent auditors for the fiscal year ended March 31, 1995. Representatives of Moss - Adams are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Moss - Adams replaced the Company's former auditors after Mr. Marciano gained control of the Company. There were no disagreements between the Company and the Company's former auditors. The Board has been advised that Moss - Adams is independent with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

     A majority vote of the shares entitled to vote represented at the meeting is necessary for approval.

     THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL NO. 3
         APPROVAL OF WARRANT AND EXECUTIVE STOCK OPTION TO MR. MARCIANO

          Background. Georges Marciano and his affiliates acquired control of the Company by their purchase of approximately 80% of the Company's outstanding Common Stock on January 31, 1995. Under prior management, the Company had incurred net losses of $2,934,000 and $4,652,000 in its fiscal years ending March 31, 1994 and March 31, 1995, respectively. (The loss from operations in the fiscal year ending March 31, 1994 was approximately $4,400,000.) Shortly after or in the connection with Mr. Marciano's acquisition of control of the Company, a majority of the Company's Board was replaced or resigned, and the Company's four most senior executives left the Company as well.

          The Company's auditors, Moss - Adams, informed the Company that as a result of recurring losses and deteriorating financial condition, their opinion on the Company's financial statements would include a "going concern" qualification. In addition, the Company received a notice of delisting from the NASD in June due to the decline in its tangible net worth and the Company's auditors potential qualified opinion. In response to the deteriorating financial condition of the Company, on June 12 Mr. Marciano suggested to the Company that he would be prepared to contribute capital to the Company, cancel loans he had previously made to the Company and become the Company's Chairman and Chief Executive Officer in exchange for a package of stock warrant and an Executive Stock Option. In addition, Mr. Marciano suggested that the previously discussed license agreement for use of the trademarks GM Surf(TM) and Misfits(R) would be implemented but would not require the payment or accrual of royalties until January 31, 1996, essentially allowing the Company a year's use of the trademarks without payment.

          Mr. Marciano's proposals were discussed at a Company Board meeting held on Saturday, June 17, 1995. Present at the meeting were Company Directors Irving B. Kroll, Maurice Schoenholz, Guy Anthome and Jeffrey Busse. Also present was outside counsel to the Company. The Company's outside accountant and Mr. Marciano were available by telephone to respond to questions. After an extensive discussion concerning the Company's financial condition, and a review of prior options considered by the Company's Board, including filing for bankruptcy, taking the Company private, or implementing a master license of the Company's trademarks to Mr. Marciano and withdrawing from manufacturing and sales of apparel products, the Board concluded to go forward with the proposal made by Mr. Marciano subject to certain modifications. These modifications were agreed to by Mr. Marciano at the meeting. In addition, it was decided that the sale of shares to Mr. Marciano at $1.25 per share (the closing price of the Company's Common Stock on June 12, 1995) would be subject to receipt of a valuation and fairness opinion from an independent third party investment advisory firm. The Board further concluded that the grant of the Executive Stock Option and the Warrant would be subject to both the fairness opinion and a vote by the Company's shareholders. The Executive Stock Option was also approved by the Compensation Committee which at that time was comprised of outside Directors Messrs. Kroll and Schoenholz. The agreements approved on June 17, 1995 are described below:

          Employment Agreement--The Company and Mr. Marciano entered into an employment agreement for a one year term from June 17, 1995 through June 16, 1996 for Mr. Marciano to serve, on a nonexclusive basis, as the Company's Chairman of the Board and Chief Executive Officer. Mr. Marciano will receive a salary of $1 per year plus the Executive Stock Option grant described below. In addition to his base salary of $1 per year, Mr. Marciano is entitled to the full benefit of the Company's indemnification agreements, reimbursement of his normal and customary business expenses, and participation in all of the Company's health and life insurance and other benefits made available to the Company's senior executives. The agreement may be terminated by Mr. Marciano or the Company at any time.

          Executive Stock Option Agreement-In connection with execution of the Employment Agreement, the Company and Mr. Marciano entered into an Executive Stock Option Agreement providing for the grant of options to acquire up to 2,000,000 shares of the Company's common stock at $1.25 per share, vesting monthly beginning on July 17, 1995 over the following four years with each monthly vesting during the first forty-seven months at 41,667 shares and the last 41,651 shares vesting on June 1, 1999. Unvested options terminate in the event that Mr. Marciano is neither an employee nor a member of the Board of the Company. In the event of termination of employment, options previously vested may be exercised for ninety days thereafter. Vested options, to the extent not previously terminated, must be exercised on or before June 16, 2005. Mr. Marciano has agreed that determinations concerning his Executive Stock Option will be made by a special committee of outside Directors.

          Warrant Agreement--The Company granted to Mr. Marciano a warrant to purchase 2,000,000 shares of Common Stock at a purchase price of $1.25 per share exercisable at any time up to and through June 16, 1997. The Warrant, which is transferable subject to securities law restrictions, provides for customary anti-dilution protection in the event that stock is issued at below market value prices.

          License Agreement--The Company entered into a license agreement with Marble Sportswear, Inc., a corporation controlled by Mr. Marciano, effective as of April 1, 1995, for the license for a period of five years through March 31, 2000 of the trade names GM Surf(TM) and Misfits(R) for the production of men's and women's sportswear, casual blouses, casual dresses, casual jackets, jeans, overalls, casual shirts, shortalls, shorts, casual skirts, sweaters, sweatpants, sweatshirts, t-shirts, tank tops, casual trousers and casual vests. The territory licensed is the United States of America and Puerto Rico.

          The license agreement calls for royalty payments of 7% of the "Net Sales" of all of Company's goods bearing the licensed trademarks commencing with sales of the trademarked goods on or after January 31, 1996. In addition, the Company is obligated to pay to licensor 2% of the Company's Net Sales commencing January 31, 1996 as reimbursement for licensor's advertising expenses.

          Trademark and advertising royalties are payable quarterly, in arrears, based upon the Company's sales in the prior quarter.

          The licensor is granted certain rights to approve the design and manufacture of the licensed goods and the license agreement will terminate for nonpayment, in the event of a 50% or more change of control of the Company, and upon termination events typical to such license agreements.

          Mr. Marciano may seek modification of certain of these agreements prior to the date of the annual meeting.

          Fairness and Valuation Opinion--The Company's Board retained Houlihan Lokey Howard & Zukin, a national investment banking and financial advisory firm headquartered in Los Angeles on June 17, 1995, and provided to Houlihan Lokey Howard & Zukin access to the Company's financial records, projections, bookings and orders, as well as to its personnel. Houlihan Lokey Howard & Zukin took the following steps: met with senior management and toured the Company's warehouse; toured Georges Marciano's Beverly Hills store, which sells YES merchandise; reviewed the Company's 10-K and annual report for the five fiscal years ended March 31, 1994; reviewed a draft of the Company's 10-K for the fiscal year ended March 31, 1995; reviewed the Company's internal projections for the year ended March 31, 1996; reviewed the Company's weekly cash flow projections for May 1995 through July 1995; reviewed Republic Factors' (the Company's factor) cash availability schedule for February 1995 through June 1995; reviewed copies of the agreements described above; and reviewed analyst reports, financial information, trading information, and market pricing for the Company, for companies it considered comparable to the Company, and for other participants in the apparel industry.

          After an extensive review of these matters, as well as such other matters as Houlihan Lokey Howard & Zukin determined appropriate, Houlihan Lokey Howard & Zukin concluded that the fair market value of the Company's Common Stock prior to and without giving effect to the transactions described above was not more than $1.25 per share, and that the transactions described above were fair to the Company and the Company's shareholders (other than Mr. Marciano and his affiliates) from a financial point of view.

          Houlihan Lokey Howard & Zukin presented to the Company's Board (with Mr. Marciano being absent at this meeting) on July 7, 1995 the results of their analysis and investigation. After receiving the Houlihan Lokey Howard & Zukin opinion (a copy of which is attached hereto as Exhibit "A"), the Company agreed to go forward with the sale of shares to Mr. Marciano and, subject to receipt of the shareholders' vote sought pursuant to this Proxy Statement, to the grant of the Warrant and the Executive Stock Option. Mr. Marciano contributed $3,3000,000 to the Company and cancelled $680,866 of indebtedness and advances owed by the Company to him on July 12, 1995 in exchange for 3,184,693 shares of Common Stock.

          The pro forma effect of this contribution is reflected on page 9 hereof. The dilutive effect of Mr. Marciano's contributions, as well as the exercise of the Executive Stock Option and the Warrant, is set forth below.

          Net Tangible Book Value Per Share Dilution-At March 31, 1995, the Company had a combined net tangible book value of approximately $1,735,000 or $0.40 per share of Common Stock. Without taking into account any other changes in such pro forma net tangible book value after March 31, 1995 other than to give effect to the completion of the capital contribution and cancellation of indebtedness by Mr. Marciano at a price of $1.25 per share, the pro forma net tangible book value at March 31, 1995 would have been approximately $5,373,000 or $0.78 per share. Net tangible book value per share is determined by subtracting total combined liabilities from total combined tangible assets and dividing the remainder by the number of shares that will be outstanding after the contributions. This amount represents an immediate increase in pro forma net tangible book value per share of $0.38 to holders of shares of Common Stock previously outstanding and an immediate dilution in pro forma net tangible book value per share to Mr. Marciano of approximately $0.47 per share. The following table illustrates this dilution:

     Price per share..........................................   $1.25
     Net tangible book value per share as of March 31, 1995...   $0.40
     Increase in net tangible book value per share
       attributable to the contributions......................   $0.38
     Pro forma net tangible book value per share
       after completion of the contributions..................   $0.78
     Dilution per share purchased by Mr. Marciano.............   $0.47
                                                                 =====

          In addition, if Mr. Marciano purchases all of the shares underlying the Executive Stock Option and the Warrant (4,000,000 shares) at $1.25 per share, as of March 31, 1995 the net tangible book value to the Company's shareholders will further increase to $0.95 per share, and Mr. Marciano will suffer dilution of $0.30 per share to $0.95 per share.

          Ownership Percentage Dilution--Mr. Marciano controlled 3,030,000 shares out of a total of approximately 3,851,799 shares (78.7%) prior to the above transactions. After the sale of shares on July 12, 1995, Mr. Marciano held 6,214,693 shares out of a total of 7,036,492 (88.3%). If Mr. Marciano exercises all shares underlying the Executive Stock Option and Warrant (and the Company issues no other shares), he will control 10,214,693 shares out of a total of 11,036,492 (92.6%).

          A majority vote of the shares entitled to vote represented at the meeting is necessary for approval of Proposal No. 3. Mr. Marciano has informed the Board that he will vote all of his shares and shares over which he has voting control in favor of the proposal, and it is therefore assured of passage.

          THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 SHAREHOLDER PROPOSALS

          Shareholders are advised that any shareholder proposals intended for consideration at the 1996 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before May 23, 1996 in order to be included in the proxy materials for the 1996 Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail-return receipt requested.

                                 OTHER MATTERS

          The Board is not aware of any other matter that may properly come before the meeting. If any matter not mentioned in this Proxy Statement is brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                   FORM 10-K

          A copy of the Company's Annual Report on Form 10-K, exclusive of exhibits, accompanies this proxy statement. Additional copies and copies of the exhibits to the Form 10-K will be mailed without charge to any shareholder entitled to vote at the meeting, upon written request to: Jeffrey Busse, YES Clothing Co., 1380 West Washington Boulevard, Los Angeles, California 90007.

                                            By Order of the Board of Directors,


                                            Jeffrey Busse
                                            Secretary
August [__], 1995
Los Angeles, California

          SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                  EXHIBIT A --  FAIRNESS AND VALUATION OPINION

Houlihan Lokey Howard & Zukin
1930 Century Park West
Los Angeles, CA  90067
310-553-8871

July 10, 1995



To The Board of Directors
YES Clothing Co.
1380 West Washington Boulevard
Los Angeles, CA  90007

Gentlemen:

We understand that YES Clothing Co. (the "Company" or "YES") has entered into an agreement with its largest shareholder, Georges Marciano ("Marciano"), whereby Marciano has agreed to:

     a) become Chief Executive Officer ("CEO") and Chairman of the Board ("CoB") of the Company;

     b)  provide additional capital for the Company; and

     c)  license to YES certain trademarks controlled by Marciano affiliates.

With respect to Marciano becoming Chief Executive Officer and Chairman of the Board, we understand that Marciano will receive:

     a)  $1 per year in salary; and

     b) options to acquire 500,000 shares of the Company's common stock per year at $1.25 per share, vesting monthly during continued employment for up to four additional years, (the "Executive Stock Options").

With respect to Marciano providing additional capital to the Company, we understand that Marciano agreed to:

     a) contribute $3,300,000 in new capital in exchange for 2,640,000 shares of YES' common stock; and

     b) convert approximately $700,000 owed by the Company to Marciano into additional shares of YES' common stock valued at $1.25 per share.

With respect to Marciano licensing to YES certain trademarks controlled by Marciano affiliates, we understand that the Company has entered into five year trademark license agreement for Marciano's "GM Surf" and "Misfits" lines of clothing at royalties of 7 percent of gross sales, plus an additional 2 percent for advertising.

Marciano becoming CEO and CoB of YES, Marciano providing additional capital to YES, the Company's granting of the Executive Stock Options, and Marciano entering into licensing agreements with YES is collectively referred to herein as the "Restructuring". In connection with the Restructuring, we understand that the Company has granted Marciano a two year option to acquire an additional 2,000,000 shares of YES' common stock at $1.25 per share, (the "Additional Options").

Finally, we understand that the Company is publicly traded on the NASD National Market System (the "NASD NMS"), and has received a notice of potential delisting from the NASD NMS because its net worth has fallen below minimum listing standards. However, we understand that the capital infusion associated with the

To The Board of Directors
YES Clothing Co.
July 10, 1995
Page 2

Restructuring may provide YES with sufficient capital to avoid such action by the NASD NMS. Moreover, we understand that Moss-Adams, the Company's outside auditors, has indicated that it would issue a qualified opinion for the Company's fiscal year ended March 31, 1995 without the completion of at least a portion of the Restructuring. The Restructuring and the Company's granting of the Additional Options are collectively referred to herein as the Transaction.

You have requested our opinion (the "Opinion") as to the matters set forth below. This Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it. We understand that shareholder approval will be sought for the Executive Options and the Additional Options and that this Opinion will be used in connection with seeking such shareholder approval.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     a)  met with senior management and toured the Company's warehouse;

     b) toured Georges Marciano's Beverly Hills store, which sells YES merchandise;

     c) reviewed the Company's 10-K and annual report for the five fiscal years ended March 31, 1994;

     d) reviewed a draft of the Company's 10-K for the fiscal year ended March 31, 1995;

     e) reviewed the Company's internal projections for the year ended March 31, 1996;

     f) reviewed the Company's weekly cash flow projections for May 1995 through July 1995;

     g) reviewed Republic Factors' (the Company's factor), cash availability schedule for February 1995 through June 1995;

     h)  reviewed copies of the following agreements:

               the Employment Agreement between YES and Marciano,

               the Executive Stock Option Agreement for 2,000,000 shares vesting monthly over a four year term, at $1.25 per share,

               the Warrant Agreement for 2,000,000 shares at $1.25 per share for a two year term, and the License Agreement between Marble Sportswear and YES for the license of the GM Surf and Misfits trademarks at 7 percent royalty plus 2 percent advertising;

     i) reviewed analyst reports, financial information, trading information, and market pricing for the Company, for companies we consider comparable to the Company, and for other participants in the apparel industry; and

To The Board of Directors
YES Clothing Co.
July 10, 1995
Page 3

     j)   conducted other studies that we deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that:

     a) the fair market value of the Company's common stock prior to and without giving effect to the Transaction is not more than $1.25 per share; and
     b) the Transaction is fair to the Company and the Company's shareholders, other than Marciano and Marciano's affiliates, from a financial point of view.


HOULIHAN LOKEY HOWARD & ZUKIN, INC.
s/s Houlihan Lokey Howard & Zukin, Inc.

                                YES CLOTHING CO.
                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 20, 1995

     The undersigned Shareholder of YES Clothing Co. (the "Company") hereby nominates, constitutes and appoints [Irving B. Kroll] and [Jeffrey Busse], and each of them, the agent and proxy of the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California 90210, on September 20, 1995, at 10:00 a.m., and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     1. THE ELECTION OF DIRECTORS. Electing Georges Marciano, Guy Anthome, Irving B. Kroll, Maurice Schoenholz and Jeffrey Busse to serve on the Board of Directors of the Company until the next annual meeting following their election and until their successors are elected and have qualified.

                    AUTHORITY GIVEN      AUTHORITY WITHHELD

     (INSTRUCTION: TO GRANT AUTHORITY TO VOTE FOR ALL OF THE NOMINEES NAMED ABOVE CHECK THE "AUTHORITY GIVEN" BOX; TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE CHECK THE "AUTHORITY GIVEN" BOX AND CROSS OUT THE NAME OF THE INDIVIDUAL ABOVE; TO WITHHOLD AUTHORITY FOR ALL NOMINEES CHECK THE "AUTHORITY WITHHELD" BOX.)
     2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS. Approving the selection of Moss-Adams to serve as independent auditors of the Company for the fiscal year ending March 31, 1996.

                        FOR       AGAINST       ABSTAIN

     3. APPROVAL OF THE GRANT OF A WARRANT AND EXECUTIVE STOCK OPTION TO MR. MARCIANO APPROVING THE GRANT TO MR. MARCIANO OF OPTIONS FOR 2,000,000 SHARES VESTING MONTHLY OVER FOUR YEARS AND A TWO-YEAR WARRANT FOR 2,000,000 SHARES.


                       FOR       AGAINST        ABSTAIN

     4. OTHER BUSINESS. To transact such other business as may properly come before the meeting o r any adjournments thereof.

                       FOR       AGAINST        ABSTAIN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSAL 1 AND A VOTE OF "FOR" ON PROPOSALS 2 AND 3. THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH SUCH RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS, IF ANY ARE PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PROXYHOLDERS.

PLEASE SIGN AND DATE BELOW

     DATED:

     I DO _____ DO NOT _____ EXPECT TO ATTEND THE MEETING.

     BY: ____________________________________________
     TITLE: _________________________________________

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.